Exhibit (j) under Form N-1A
                    Exhibit (24) under Item 601/Reg. S-K




            Consent of Independent Auditors




The Board of Trustees and Shareholders
Riggs Funds:


We consent to the use of our report dated June 21, 2002 incorporated herein by reference relating to Riggs Stock Fund, Riggs Small Company Stock Fund,
Riggs Large Cap Growth Fund, Riggs U.S. Government
Securities Fund, Riggs Bond Fund, Riggs Intermediate
Tax Free Bond Fund, Riggs Long Term Tax Free Bond
Fund, Riggs Prime Money Market Fund and Riggs U.S.
Treasury Money Market Fund and to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.


                                    /s/KPMG LLP
                                    KPMG LLP

Boston, Massachusetts
June 27, 2002